UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2007

Whitestone REIT (Exact Name of Registrant as Specified in Its Charter)
Hartman Commercial Properties REIT (Former Name of Registrant)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 111 Houston, Texas 77043
(Address of principal executive offices)
(Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On May 21, 2007 Whitestone REIT issued a press release announcing that it had amended its Complaint in the U.S. District Court, against Allen Hartman and Hartman Management L.P., to expand its claim for the recovery of its reasonable and necessary attorneys' fees incurred as a result of Hartman’s actions.

In the filing, Whitestone REIT also sought recovery of interim attorneys’ fees based on the fact that it prevailed on its renewed application for preliminary injunction against Hartman. Whitestone REIT has also alleged it is entitled to recovery of its attorneys’ fees because Hartman has maintained his counterclaim without substantial justification and has acted in bad faith, wantonly and for oppressive reasons throughout the course of this litigation.

Whitestone REIT has requested the court to issue a temporary restraining order to restrain defendants Hartman and Hartman Management from: further disseminating the preliminary consent solicitation they filed with the Securities and Exchange Commission (SEC) on November 29, 2006, and the additional materials filed with the SEC on December 4, 2006; and disseminating the amended consent solicitation filed with the SEC on January 30, 2007; and making any additional material misstatements or omissions, communicating with shareholders or filing any proxy solicitation related to the prior consent solicitations or for the purposes of attempting to remove any member of the Board of Trustees.

A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

      99.1    Press Release dated May 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Dated: May 22, 2007	By:	/s/ James C. Mastandrea
Name: James C. Mastandrea Title: Interim Chief Executive Officer